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                                                                     EXHIBIT 4.5

                                AMENDMENT NO. 4


         Amendment No. 4 dated March 21, 1995, but effective for all purposes as of December 30, 1994 ("Amendment No. 4") to the Amendment and Restatement of Amendment, Restatement and Consolidation of Credit Agreement dated as of August 6, 1993, as amended by Amendment No. 1 dated as of December 28, 1993, Amendment No. 2 dated as of September 30, 1994 and Amendment No. 3 dated as of December 6, 1994 (as amended and in effect from time to time, the "Credit Agreement"), among Presidio Oil Company, a Delaware corporation (the "Guarantor" or "Presidio"), Presidio Exploration, Inc., a Colorado corporation (the "Borrower" or "Exploration"; each of the Borrower and the Guarantor are referred to as an "Obligor" and together, the "Obligors"), the banks parties thereto (the "Banks") and The Chase Manhattan Bank (National Association), as agent for the Banks (in such capacity, the "Agent"). Capitalized terms used but not defined herein shall have the meanings specified in the Credit Agreement.

         WHEREAS, the Obligors have requested that the Banks modify and amend certain terms of the Credit Agreement; and

         WHEREAS, the Agent and the Banks are willing to agree to such modifications and amendments on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the agreements, representations and warranties set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                   SECTION 1

                                   AMENDMENT

         1.1 The definition of the term "Property" in Annex I of the Credit Agreement is amended by deleting the semi-colon and every word thereafter and inserting in its place a period.

         1.2 The definitions of the terms "Proved Developed Non-Producing Reserves" and "Proved Developed Producing Reserves" in Annex I of the Credit Agreement are amended by deleting the word "Mortgaged"" in the second line of each definition.

         1.3 The definition of the term "Proved Undeveloped Reserves" in Annex I of the Credit Agreement is amended by capitalizing the word "properties" in the first line thereof.





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         1.4     The first sentence of Section 3.20 in Annex III of the Credit
Agreement is deleted in its entirety and replaced by the following:

                          "Neither Obligor shall make or commit to make, or
                 shall permit any of its Subsidiaries to make or commit to make, any expenditure for fixed or capital assets, except in respect of the exploration for hydrocarbons or the development of Proved Developed Producing Reserves, Proved Developed Non-Producing Reserves or Proved Undeveloped Reserves or acquisition of oil and gas leaseholds or other similar interests or leasehold improvements and in an aggregate amount for each fiscal quarter as presented to the Banks by the Obligors no later than 15 days prior to the first day of each fiscal quarter and as reviewed by the Banks prior to the making of such expenditures."

                                   SECTION 2

                                REPRESENTATIONS

         2.1 Each Obligor represents that this Amendment No. 4 has been duly authorized, executed and delivered by such Obligor and is the valid and binding obligation of such Obligor enforceable against it in accordance with its terms.

         2.2 Each Obligor represents and warrants that, after giving effect to this Amendment No. 4, the representations and warranties in Annex II of the Credit Agreement and the Loan Documents are true and correct on the date hereof as though made on and as of such date (except for the first sentence of Section
2.2 of Annex II of the Credit Agreement which is true and correct as of December 31, 1992) and that no Default has occurred and is continuing or would result from the execution of this Amendment No. 4 or the transactions contemplated hereby.


                                   SECTION 3

                              CONDITIONS PRECEDENT

         3.1 The effectiveness of this Amendment No. 4 is subject to the satisfaction of the following conditions precedent:

                 (a) this Amendment No. 4 shall have been executed and delivered;

                 (b) receipt by the Agent of resolutions of the board of directors (or the executive committee thereof) of each Obligor authorizing this Amendment No. 4 together with relevant incumbency certificates, all as certified by a Secretary or an Assistant Secretary of each Obligor;





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                 (c)      all regulatory approvals, consents and other matters,
         if any, necessary to complete this Amendment No. 4 shall be in full force and effect;

                 (d) the representations and warranties of each Obligor contained herein and in any Loan Document, after giving effect to this Amendment No. 4, shall be true and correct on and as of the date hereof (except for the first sentence of Section 2.2 of Annex II of the Credit Agreement which is true and correct as of December 31,
         1992);

                 (e) the Agent and the Banks shall have received an opinion of Bruce R. DeBoer, counsel to the Borrowers, relating to this Amendment No. 4, in a form satisfactory to the Agent and the Banks;

                 (f) the Agent and the Banks shall have received confirmation of the Guaranty by the Guarantor.


                                   SECTION 4

                                  RATIFICATION

         4.1 Except as expressly amended hereby or otherwise provided herein, the Credit Agreement and the other Loan Documents shall remain in full force and effect. The Credit Agreement, as hereby amended, and all rights and powers created thereby or thereunder and under the other Loan Documents are in all respects ratified and confirmed and remain in full force and effect including, without limitation, the liens and security interests created by the Mortgages which shall continue to secure the Obligations purported to be secured thereby under the Credit Agreement as amended hereby. All references to the Credit Agreement in the Credit Agreement and the other Loan Documents shall be deemed to be references to the Credit Agreement as amended hereby.


                                   SECTION 5

                                    EXPENSES

         5.1 The Obligors shall pay to the Banks all expenses (including reasonable fees and disbursements of counsel and local counsel to the Agent) incurred by them in connection with the preparation, execution and delivery of this Amendment No. 4.





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                                   SECTION 6

                                 GOVERNING LAW

         6.1 THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.


                                   SECTION 7

                                 MISCELLANEOUS

         7.1 The headings and captions herein shall be accorded no significance in interpreting this Amendment No. 4. This Amendment No. 4:

                 (a) shall be binding and inure to the benefit of the Obligors, the Banks and the Agent and their respective successors, assigns, receivers and trustees;

                 (b) may be modified or amended only in writing signed by each party; and

                 (c) may be executed in several counterparts and by the parties hereto on separate counterparts and each such counterpart, when so executed and delivered shall constitute but one and the same agreement.


                                   SECTION 8

                                  NO NOVATION

         8.1 Except as expressly provided for herein, each Obligor agrees and acknowledges that this Amendment No. 4 shall not effect a novation or release of any Obligor in respect of the Obligations.





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         The parties hereto have caused this Amendment No. 4 to be duly executed as of the day and year first above written.

                                           PRESIDIO OIL COMPANY
                                           PRESIDIO EXPLORATION, INC.


                                           By:    /s/ C.S. Hardesty
                                           Name:  C.S. Hardesty
                                           Title: Vice President


                                           THE CHASE MANHATTAN BANK
                                            (NATIONAL ASSOCIATION), as agent


                                           By:    /s/ Ronald E. Lepes
                                           Name:  Ronald E. Lepes
                                           Title: Managing Director


                                           THE BANK(S):

                                           THE CHASE MANHATTAN BANK
                                            (NATIONAL ASSOCIATION)


                                           By:    /s/ Ronald E. Lepes
                                           Name:  Ronald E. Lepes
                                           Title: Managing Director

                                           CITIBANK, N.A.


                                           By:    /s/ Barbara A. Cohen
                                           Name:  Barbara A. Cohen
                                           Title: Vice President





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